                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          -
                                                                        -RELEASE

Contact:
George Shadid,
EVP & Chief Financial Officer
816/584-5621
gshadid@aipc.com

FOR IMMEDIATE RELEASE

                         AMERICAN ITALIAN PASTA COMPANY
                                TO PRESENT AT THE
                              SIDOTI & COMPANY, LLC
                      NINTH ANNUAL NEW YORK EMERGING GROWTH
                          INSTITUTIONAL INVESTOR FORUM

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KANSAS CITY, MO, March 30, 2005 -- American  Italian Pasta Company  (NYSE:  PLB)
will be presenting  at the Sidoti & Company,  LLC Ninth Annual New York Emerging
Growth  Institutional  Investor  Forum on April 7, 2005 at 3:15 pm Eastern Time.
The presentation  materials will be available at the Investor  Relations section of the company's website (www.aipc.com).

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest producer and marketer of dry pasta in North America.

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